Exhibit 10.28

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

$11,061,000.00	April 8, 2005

     Finisar Corporation, a Delaware corporation (the “Company”), for value received, promises to pay to Steven Bucher (“Holder”) the principal sum of Eleven Million Sixty One Thousand Dollars ($11,061,000.00), together with interest on the outstanding principal balance of this Note at the rate of three and thirty-five one-hundredths percent (3.35%) per annum. This Note is issued pursuant to that Agreement and Plan of Merger dated April 7, 2005 by and among the Company, I-Robot Acquisition Corp., I-TECH CORP. and the Holder (the “Merger Agreement”).

     1. Definitions. As used in this Note, the following terms shall have the definitions ascribed to them below:

          1.1. “Commission” means the United States Securities and Exchange Commission.

          1.2. “Common Stock” means the common stock, $0.001 par value, of the Company, and any securities into which such common stock may hereafter be classified.

          1.3. “Conversion Event” has the meaning set forth in Section 3.1 below.

          1.4. “Conversion Shares” has the meaning set forth in Section 3.2 below.

          1.5. “Initial Conversion Amount” means the lesser of (a) seventy-four percent (74%)of the product of (i) the Share Price calculated with respect to the Initial Conversion Event, multiplied by (ii) the lower of: (x) the maximum number of shares of Finisar Common Stock that the Holder may actually sell on the date of the Initial Conversion Event without violation of the volume restrictions of Rule 144(e), and (y) the number of shares of Fusion Common Stock into which the entire original principal amount of this Note would have been converted on the Initial Conversion Event without giving effect to the provisions of this Section 1.5, and (b) the difference between the original principal amount of this Note plus all accrued interest thereon and the original principal amount of the Finisar Loan (as defined in the Merger Agreement), including all accrued interest thereon.

          1.6. “Maturity Date” means November 1, 2005.

          1.7. “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act as in effect from time to time.

          1.8. “Securities Act” means the Securities Act of 1933, as amended.

          1.9. “Share Price” means the average closing trading price per share of the Common Stock on the Nasdaq National Market (“NNM”) for the three (3) Trading Days ending on the day preceding the applicable Conversion Event.

          1.10. “Trading Day” means a day on which trading occurs on the NNM (or any successor thereto).

     2. Payment.

          2.1. Payment at Maturity. The entire outstanding principal balance of, and accrued but unpaid interest on, this Convertible Promissory Note (the “Note”) shall be due and payable, if not converted prior thereto pursuant to Section 3 below, on the Maturity Date. The Company shall have the right at any time and without premium or penalty to prepay this Note, in whole or in part, prior to the Maturity Date.

          2.2. Interest. The Company shall pay interest to the Holder on the outstanding principal balance of this Note at the rate of three and thirty-five one-hundredths percent (3.35%) per annum, which shall be payable in (a) cash on the Maturity Date, or (b) additional shares of Common Stock if this Note is converted pursuant to Section 3 below, on the date(s) for delivery of certificates representing the Conversion Shares provided for in Section 3.3. Interest shall be calculated on the basis of a 365-day year and shall accrue daily commencing on the date hereof.

          2.3. Currency. All payments shall be in lawful money of the United States of America.

     3. Conversion. This Note shall convert into Common Stock as follows:

          3.1. Conversion Events.

               (a) Upon the declaration of the effectiveness of a Registration Statement (as defined in the Merger Agreement) filed by the Company with the Commission (the “Initial Conversion Event”), the Initial Conversion Amount shall be automatically converted into that number of shares of Common Stock determined in accordance with Section 3.2 below.

               (b) The remaining principal balance, if any, outstanding under this Note after the Initial Conversion Event (the “Remaining Principal Balance”) shall be converted into that number of shares of Common Stock determined in accordance with Section 3.2 below on any of two (2) days determined by the Holder (each of which, a “Subsequent Conversion Event” and, together with the Initial Conversion Event, each a “Conversion Event”); provided, however, that no conversion at the election of the Holder shall reduce the Remaining Principal Balance below the amount of the unpaid portion of the Finisar Loan. The Holder shall give written notice to the Company of its election to convert additional shares of Finisar Common Stock on a Subsequent Conversion Event. Should any portion of the Remaining Principal Balance remain outstanding as of the date that is four (4) months after the Initial Conversion Event, the entire Remaining Principal Balance shall be automatically converted into shares of Finisar Common Stock as of such date.

          3.2. Shares Issuable Upon Conversion. Upon each conversion of this Note in accordance with Section 3.1 above, the Holder shall be entitled to receive a certificate representing that number of shares of Common Stock (the “Conversion Shares”) equal to the portion of principal balance of the Note and accrued interest that is converted on such Conversion Event, divided by the Share Price.

          3.3. Stock Certificate. The Company shall cause a certificate or certificates representing the Conversion Shares to be issued in the name of Holder and delivered to the Holder by nationally recognized overnight delivery service within two (2) business days following the occurrence of a Conversion Event. The certificate(s) representing the Conversion Shares shall bear the following legend, if applicable:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          3.4. Fractional Shares. No fractional shares shall be issued upon conversion of this Note and the value of any fractional shares issuable upon such conversion, based on the Share Price, shall be paid by the Company to the Holder in cash.

          3.5. Satisfaction of Obligations. Upon conversion of the entire principal amount of this Note and delivery of the certificates representing the Conversion Shares in accordance with the provisions of this Section 3, the Company shall be forever released from all obligations and liabilities hereunder.

     4. Default.

          4.1. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

               (a) any failure by the Company to pay any amount payable in cash hereunder, in accordance with the terms hereof, which default is not cured within ten (10) business days following written notice thereof from the Holder; or

               (b) any failure by the Company to issue any securities issuable hereunder, in accordance with the terms hereof; or

               (c) the Company (i) has an order for relief entered against it under the federal Bankruptcy Code, (ii) makes an assignment for the benefit of its creditors, (iii) applies for or seeks the appointment a receiver, liquidator, assignee, trustee or other similar official for it or for any substantial part of its property or any such official is appointed, other than upon Company’s request, and such unrequested appointment continues for thirty (30) days, (iv) institutes proceedings seeking an order for relief under the federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its debts under other applicable federal or state law relating to creditor rights and remedies, or any such proceeding is filed against it, other than upon the Company’s request, and such unrequested proceeding continues undismissed or unstayed for thirty (30) days, or (v) takes corporate action in furtherance of any of the foregoing actions.

          4.2. Remedies. During the continuance of an Event of Default, Holder shall have the right to (i) accelerate the payment of the Remaining Principal Balance hereunder, and (ii) enforce this Note by exercise of the rights and remedies granted to it by applicable law. The Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred or expended by the Holder in enforcing or collecting this Note as a result of an Event of Default or the protection or prescription of any rights of Holder hereunder. The Company hereby waives demand, notice, presentment, protest and notice of dishonor, diligence in collection and notice of intent to accelerate maturity.

          4.3. Waiver; Cumulative Remedies. No course of dealing or any delay or failure to exercise any right hereunder on the Holder’s part shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. No single or partial waiver by the Holder of any provision of this Note or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default, right or remedy on a future occasion. The Holder’s rights and remedies are cumulative and are in addition to all rights and remedies which the Holder may have in law or in equity or by statute or otherwise; provided, however, that the Holder acknowledges that the indemnification remedy provided in Section 9.4 of the Merger Agreement shall not be available to the Holder as a right or remedy for the Company’s breach or default hereunder.

     5. Amendments. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Holder and then only to the extent set forth therein.

     6. Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby.

     7. Notices. Any notice or other communication required or desired to be given hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Holder:	Steven Bucher
3935 Plymouth Road South
Minnetonka, MN 55305

with copy to:	Lapp Libra Thomson, Stoebner & Pusch
One Financial Plaza, Suite 2500
120 South Sixth Street
Minneapolis, MN 55402
Attn: Gregory D. Pusch

If to the Company:	Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, CA 94089
Attn: Chief Financial Officer

Telecopy:	(408) 541-4154

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) transmitted by facsimile transmission (and confirmed by a copy delivered in accordance with clauses (i), (ii) or (iii). Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

     8. Replacement. Upon the Company’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (i) in the case of any such loss theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or (ii) in the case of any such mutilation, upon surrender of this Note for cancellation, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note.

     9. Legal Fees. In the event of any legal action to enforce the rights of the Holder or the Company, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

     10. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder, or by the Holder, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     11. No Rights as Stockholder. This Note, as such, shall not entitle the Holder to any rights as a stockholder of the Company.

     12. Headings. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note.

     13. Governing Law. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of California, without regard to principles of conflicts of law.

     14. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns.

     15. Off-Set. The Company shall have the right at any time and from time to time, to set-off and apply against any obligations or liabilities of, or amounts due from the Holder to the Company, pursuant to the Secured Promissory Note, dated April 7, 2005, in favor of the Company, in the original principal amount of $2,000,000, the obligations owing from the Company to the Holder hereunder to pay the Remaining Principal Balance or to issue the Conversion Shares into which the Remaining Principal Balance may be converted. The Company agrees to notify the Holder simultaneously with any such set-off and application made by the Company.

     16. Time. Time is of the essence hereunder.

     IN WITNESS WHEREOF, the Company has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.

FINISAR CORPORATION
By:	/s/ Jerry S. Rawls
Name: Jerry S. Rawls
Title: President and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Steven Bucher

STEVEN BUCHER